LOAN AND SECURITY AGREEMENT
                                                  BY AND BETWEEN
                                            NAPRO BIOTHERAPEUTICS, INC.
                                                        AND
                                                ABBOTT LABORATORIES
                                                   JULY 23, 1999




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                                                 TABLE OF CONTENTS

                                                                                                      Page

SECTION 1.        AMOUNT AND TERMS.......................................................................3
                  1.1      Advances......................................................................3
                  1.2      Borrowing Request.............................................................3
                  1.3      Promissory Note...............................................................4
                  1.4      Interest......................................................................4
                  1.5      Payments; Optional Prepayments................................................4
                  1.6      Mandatory Prepayment..........................................................6
                  1.7      Form of Payments..............................................................6
                  1.8      Use of Proceeds...............................................................6
                  1.9      Notice Requirements...........................................................7

SECTION 2.        SECURITY INTEREST AND COLLATERAL.......................................................7
                  2.1      Grant of Security Interest....................................................7
                  2.2      Rights of Abbott..............................................................8
                  2.3      Obligations of NaPro..........................................................8
                  2.4      NaPro Covenants Regarding Faulding Agreement.................................10
                  2.5      Perfection and Protection of Security Interest...............................11
                  2.6      Location of Collateral.......................................................12
                  2.7      Title to, Liens on, and Sale and Use of Collateral...........................13
                  2.8      Appraisals...................................................................14
                  2.9      Access and Examination; Confidentiality......................................14
                  2.10     Accounts.....................................................................15
                  2.11     Collection of Accounts; Payments.............................................15
                  2.12     Equipment....................................................................17
                  2.13     Right to Cure................................................................18
                  2.14     Power of Attorney............................................................18

SECTION 3.        CONDITIONS PRECEDENT..................................................................20
                  3.1      Conditions to Initial Advance................................................20
                  3.2      Conditions to Each Advance ..................................................21

SECTION 4.        REPRESENTATIONS AND WARRANTIES........................................................21
                  4.1      Representations and Warranties of NaPro......................................21
                  4.2      Representations and Warranties of Abbott.....................................26

SECTION 5.        COVENANTS.............................................................................28
                  5.1      Preservation of Corporate Existence, Etc.....................................28
                  5.2      Maintenance of Property......................................................28
                  5.3      Payment of Obligations.......................................................28
                  5.4      Compliance with Laws.........................................................29




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SECTION 6.        EVENTS OF DEFAULT.....................................................................29
                  6.1      Events of Default............................................................29
                  6.2      Consequences of Demand and Events of Default.................................31

SECTION 7.        GENERAL PROVISIONS....................................................................33
                  7.1      Definitions..................................................................33
                  7.2      Dispute Resolution...........................................................40
                  7.4      Indemnification..............................................................43
                  7.5      Amendment and Waiver.........................................................44
                  7.6      Delay not a Waiver;  Cumulative Remedies.....................................44
                  7.7      Notices......................................................................44
                  7.8      Survival of Representations and Warranties...................................45
                  7.9      Descriptive Headings.........................................................45
                  7.10     Term of Agreement............................................................46
                  7.11     Successors and Assigns.......................................................46
                  7.12     Governing Law................................................................46
                  7.13     No Third Party Rights........................................................46
                  7.14     Complete Agreement...........................................................46
                  7.15     Execution in Counterparts....................................................47
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SCHEDULE 1                 Locations of Collateral as of Closing Date, Specified
                           Liens and Permitted Liens

EXHIBITS

Exhibit A         Promissory Note
Exhibit B         Form of Borrowing Request
Exhibit C         Form of Borrowing Base Certificate
Exhibit D         Faulding Agreement
Exhibit E         Original Collateral Appraisal

[ALL SCHEDULES AND EXHIBITS HAVE BEEN INTENTIONALLY OMITTED.
NAPRO BIOTHERAPEUTICS, INC. WILL FURNISH SUPPLEMENTALLY A COPY
OF ANY OMITTED SCHEDULE OR EXHIBIT TO THE COMMISSION UPON
REQUEST]




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                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (which, together with the Schedules and Exhibits attached to this Loan and Security Agreement and incorporated herein by reference, the "Agreement") effective as of July 26, 1999 (the "Effective Date"), between NaPro BioTherapeutics, Inc., a Delaware corporation ("NaPro"), and Abbott Laboratories, an Illinois corporation ("Abbott"). "NaPro" and "Abbott" are each a "Party" and, collectively, the "Parties."

                                    RECITALS
         WHEREAS, NaPro and Abbott are simultaneously with this Agreement entering into a Development, License and Supply Agreement dated as of July 26, 1999 (the "Development Agreement") pursuant to which, among other things, (i) Abbott will purchase bulk Paclitaxel from NaPro, (ii) Abbott and NaPro shall work together to develop and obtain necessary regulatory approvals for one or more formulations of Paclitaxel, (iii) Abbott will obtain a license to certain technology owned by NaPro covering formulation or use of Paclitaxel and (iv) Abbott may manufacture finished Paclitaxel product(s) and will sell finished Paclitaxel product(s);
         WHEREAS, NaPro and Abbott are simultaneously with this Agreement entering into a Stock Purchase Agreement dated as of July 26, 1999 (the "Stock Purchase Agreement") providing for an equity investment by Abbott in NaPro;
         WHEREAS, Abbott wishes to loan to NaPro, and NaPro wishes to borrow from Abbott, funds to finance general business and working capital needs on the terms and subject to the conditions of this Agreement.



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         NOW, THEREFORE, in consideration of the premises and the respective promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:

                              TERMS AND CONDITIONS
SECTION 1.        AMOUNT AND TERMS.
                  1.1 Advances. Abbott hereby agrees, on the terms and subject to the conditions of this Agreement: (a) to make an advance (the "Initial Advance") to NaPro in the principal amount of $2,000,000 on the Effective Date; and (b) to make advances (including the Initial Advance, the "Advances") to NaPro at any time and from time to time during the period from the Effective Date to the earlier of: (i) the First Commercial Sale of a Planned Indication or
(ii) the date of notice of termination pursuant to Article 15 of the Development Agreement; provided that the aggregate principal amount of all such Advances at any one time outstanding shall not exceed the lesser of: (i) the Commitment Amount; or (ii) the Borrowing Base at such time (all such Advances together being called, the "Loan").
                  1.2      Borrowing Request.
                  (a) Each Advance shall be made on notice, evidenced by a Borrowing Request, given not later than 1:00 p.m. (Chicago time) on the fifth Business Day prior to the date of the proposed Advance. Each such Borrowing Request shall be completed in the form of Exhibit B, shall be sent by facsimile and confirmed thereafter in writing, shall specify the requested: (i) date Abbott should make the proceeds of such Advance



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available to NaPro pursuant to Section 1.2(b) (the "Drawdown Date"); and (ii)
amount of such Advance (which amount shall not exceed the then Available Borrowing Base).
                  (b) On the Effective Date and each Drawdown Date thereafter, Abbott shall make available the amount of the requested Advance by wire transfer of immediately available funds as set forth in the Borrowing Request to such address as is set forth in the Borrowing Request.
                  1.3 Promissory Note. The Loan shall be evidenced by a promissory note of NaPro substantially in the form of Exhibit A to this Agreement (the "Abbott Note").
                  1.4 Interest. NaPro shall pay interest at the rate of 6.5% per annum on the unpaid principal amount of the Loan from the Drawdown Date of each Advance thereunder, in each case until such principal amount shall be paid in full; provided, however, that any amount of principal which is not paid when due (whether upon demand (and the expiration of five (5) Business Days), by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate of 11% per annum. NaPro shall pay interest on such outstanding principal amount quarterly on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") until the principal hereof is paid or made available for payment.
                  1.5 Payments; Optional Prepayments. The entire principal amount of the Abbott Note and all accrued and unpaid interest thereon shall be due and payable in full on the earliest of the following dates (such earliest date being the "Termination Date"):



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                  (a) the second anniversary following the First Commercial
Sale; provided, however, that the principal amount of the Loan shall be off-set by fifty-percent (50%) of all Milestone Payments and Additional Consideration due from Abbott to NaPro earned on and following the date of the First Commercial Sale until such time as two-thirds of such principal amount of the Loan shall have been paid and such two-thirds of the outstanding principal amount of the Loan shall be due and payable in installments as all such monies from Abbott to be applied as such an offset are due and payable;
                  (b) the termination date of the Development Agreement pursuant to Article 15 thereof (except for termination pursuant to Section 15.5.1 or 15.5.2); or
                  (c) January 1, 2007, provided however, that if Abbott terminates the Development Agreement pursuant to Section 15.5.1 or 15.5.2 of the Development Agreement: (i) the due date specified in Section 1.5(a) shall be extended to the third anniversary following the date of First Commercial Sale; and (ii) the due date specified in this Section 1.5(c) shall be extended to June 1, 2007.
         NaPro shall have the right, at any time and from time to time, upon not less than ten (10) Business Days' prior notice to Abbott, in accordance with the terms of the Abbott Note, to prepay all or any portion of the outstanding principal amount of the Abbott Note in immediately available funds, without premium or penalty, provided that NaPro has paid all interest on such Abbott Note accrued through the date of prepayment. Amounts prepaid, whether pursuant to a voluntary or mandatory prepayment, may not be reborrowed, except that any amount prepaid as required under Section 1.6 may be reborrowed if all applicable conditions precedent are met upon such reborrowing.



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                  1.6 Mandatory Prepayment. If at any time the outstanding
principal amount of the Loan shall exceed the Borrowing Base, NaPro shall within five (5) Business Days following such event, prepay a principal amount of the Loan equal to such excess. NaPro agrees that upon receipt of any Faulding Revenue or the Proceeds of any other Collateral it will, if the Loan would exceed the Borrowing Base after subtracting such Faulding Revenue or Proceeds from the Borrowing Base or if the Loan is then due and owing, apply such Faulding Revenue or other proceeds to the repayment of the Loan; provided, however, that if NaPro disputes the fact that the outstanding principal amount of the Loan exceeds the Borrowing Base, and invokes the procedures set forth in
Section 7.2, Abbott's rights shall be stayed subject to determination under
Section 7.2.
                  1.7 Form of Payments. All payments (including prepayments) on account of principal and interest shall be made in United States dollars and by wire transfer of immediately available funds. If any payment is scheduled to become due and payable on a day which is not a Business Day, such payment shall instead become due and payable on the immediately following Business Day and such extension of time shall be included in the computation of interest under this Agreement and the Abbott Note.
                  1.8 Use of Proceeds. The proceeds of Advances shall be used by NaPro solely to fund general business and working capital needs.



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                  1.9      Notice Requirements.  NaPro hereby covenants and
agrees to furnish to Abbott:
                  (a) as soon as possible and in any event within five (5) Business Days after the occurrence of each Event of Default known to NaPro which is continuing on the date of such statement, a statement of an authorized financial officer of NaPro setting forth the details of such Event of Default and the actions which NaPro has taken and proposes to take with respect thereto;
                  (b) promptly and in any event within five (5) Business Days after the sending or filing thereof, copies of all proxy material, reports and other information which NaPro sends to any of its security holders pursuant to the Securities Exchange Act of 1934, and copies of all reports and registration statements which NaPro or any subsidiary files with the Securities and Exchange Commission, including but not limited to reports on Form 10-Q and Form 10-K;
                  (c) within fifteen (15) Business Days after the last day of each month, a Borrowing Base Certificate as of such month end.

SECTION 2.        SECURITY INTEREST AND COLLATERAL.
                  2.1 Grant of Security Interest. As consideration for Abbott making each and all of the Advances, and to secure the prompt and complete payment, performance and observance of the Obligations, NaPro hereby assigns and grants to Abbott a continuing first-priority security interest in the following property, whether now owned or hereafter acquired: (a) the Equipment; (b) the Inventory; (c) the Accounts; (d) the Faulding Revenue; (e) the Yew Trees; and
(f) all Proceeds thereof (all of (a), (b), (c),



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(d), (e) and (f) collectively, the "Collateral"). NaPro hereby covenants and agrees that Abbott may exercise in respect of the Collateral, solely upon becoming entitled to such exercise pursuant to this Agreement and in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the State of Illinois (the "U.C.C."), whether or not the U.C.C. applies to the Collateral.
                  2.2 Rights of Abbott. Except as otherwise expressly provided herein, Abbott shall not be permitted to exercise any of its rights to the Collateral under this Agreement unless and until there shall have occurred and be continuing an Event of Default and then only to the extent of the Obligations. Upon the occurrence of an Event of Default, Abbott may deliver to NaPro a written notice stating: (i) that an Event of Default has occurred and is continuing; and (ii) that Abbott elects to exercise its rights to the Collateral, which notice shall specify whether Abbott elects to exercise its rights with respect to the Faulding Revenue (the "Collateral Exercise Notice"). If NaPro disputes the existence of an Event of Default, it shall within two (2) Business Days of receipt of the Collateral Exercise Notice, so advise Abbott and may invoke the procedures set forth in Section 7.2 to determine if an Event of Default has occurred.
                  2.3      Obligations of NaPro.
                  (a) Faulding Revenue. NaPro hereby covenants and agrees to notify Faulding in writing within thirty (30) days after the date hereof to pay a lockbox account (the "Lock Box Account") with a bank (the "Lock Box Bank") satisfactory to Abbott and NaPro pursuant to documentation satisfactory to Abbott and NaPro amounts equal to the Faulding Revenue. Until the delivery of a Collateral Exercise Notice to NaPro and the



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Lock Box Bank, the Lock Box Bank shall release funds in the Lock Box Account to
NaPro on a daily basis. After the delivery of a Collateral Exercise Notice, the Lock Box Bank will release funds directly to Abbott to be applied to the Obligations; provided, however, that if NaPro disputes the existence of any Event of Default and invokes the procedures under Section 7.2, the Lock Box Bank shall hold all monies in the Lock Box Account pending resolution of such procedures. Any of the Faulding Revenue received by NaPro after delivery of a Collateral Exercise Notice shall be held in trust by NaPro and NaPro shall deliver to the Lock Box Bank in original form all money, checks, money orders, notes or other means of or evidences of payment in respect of the Faulding Revenue. When and if an Event of Default has been cured or is otherwise no longer continuing, Abbott covenants and agrees that it will immediately execute a joint notice with NaPro directing the Lock Box Bank to resume releasing funds in the Lock Box Account to NaPro on a daily basis. The joint notice sent by the Parties shall indicate the date as of which the release of funds to NaPro shall resume and Abbott shall be entitled to receive the funds in the Lock Box Account only up to such date.
                  (b) Other Collateral. NaPro hereby covenants and agrees that upon receipt of a Collateral Exercise Notice that includes an election by Abbott to exercise rights with respect to Equipment, Inventory or Yew Trees constituting Collateral: (i) NaPro shall, at NaPro's expense and upon the reasonable request of Abbott, within ten (10) Business Days of NaPro's receipt of the Collateral Exercise Notice, (A) assemble all or part of the Equipment and Inventory constituting the Collateral as reasonably directed by Abbott, and NaPro shall make such Equipment and Inventory available to Abbott at a place and time that is reasonably convenient to both Parties and (B) NaPro shall promptly



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notify each of the landlords on whose property the Yew Trees are growing of
Abbott's intent to exercise its rights to realize upon such Collateral; (ii) NaPro shall permit Abbott upon reasonable advance notice of not less than ten
(10) Business Days to enter upon any premises of NaPro and take possession of such Collateral; and (iii) NaPro shall permit Abbott, without notice except as specified below, to sell such Collateral or any part thereof in one or more parcels at public or private sale, at any of NaPro's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Abbott may deem commercially reasonable. NaPro agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days notice to NaPro of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of such Collateral, if permitted by law, Abbott may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of such Collateral or any portion thereof for the account of Abbott. Abbott shall not be obligated to make any sale of Collateral regardless of whether a notice of sale has been given. Subject to Sections 7.2 and 7.3, NaPro shall not be liable for any deficiency. Abbott may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Subject to Sections
7.2 and 7.3, Abbott shall be required to proceed against the Collateral and may not proceed against NaPro directly.
         If NaPro disputes the existence of an Event of Default and invokes the procedures set forth in Section 7.2, Abbott's rights shall be stayed subject to determination under Section 7.2.



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                  2.4 NaPro Covenants Regarding Faulding Agreement. NaPro
covenants that during the term of this Agreement, it shall use commercially reasonable efforts to keep in full force and effect the Faulding Agreement in accordance with the terms hereof as of the Effective Date. NaPro shall use commercially reasonable efforts to enforce its rights under the Faulding Agreement. In the event that a default exists under the Faulding Agreement by either NaPro or Faulding, NaPro shall provide to Abbott prompt written notice of such default, including the nature of the default and the actions to be taken by the defaulting party to remedy the default. NaPro shall not amend any terms of the Faulding Agreement or waive any of its rights thereunder without the prior written consent of Abbott, which consent shall not be unreasonably withheld or delayed.
                  2.5      Perfection and Protection of Security Interest.
                   (a) NaPro shall perform all steps requested by Abbott at any time to perfect, maintain, protect and enforce Abbott's security interest, including, without limitation: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Abbott; (ii) delivering to Abbott the originals of all instruments, documents and chattel paper, and all other Collateral of which Abbott determines it should have physical possession in order to perfect and protect Abbott's security interest therein, duly pledged, endorsed or assigned to Abbott without restriction; (iii) delivering to Abbott warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by Abbott; (v) placing notations on NaPro's books of account to disclose Abbott's security interest; and (vi) taking such other steps as are deemed necessary or desirable by Abbott



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to maintain and protect Abbott's security interest. To the extent permitted by applicable law, Abbott may file, without NaPro's signature, one or more financing statements disclosing Abbott's security interest. NaPro agrees that a carbon, photographic, photostatic, electronic or other reproduction of a financing statement is sufficient as a financing statement. All reasonable out-of-pocket expenses of NaPro under this Section 2.5(a) prior to the existence of an Event of Default shall be reimbursed by Abbott. All reasonable out-of -pocket expenses of Abbott under this Section 2.5 (a) after an Event of Default has occurred and is continuing shall be reimbursed by NaPro.
                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of NaPro's agents or processors, then NaPro shall notify Abbott thereof. At Abbott's request, NaPro shall notify such Person of Abbott's security interest in such Collateral and, upon Abbott's request, NaPro shall instruct such Person to hold all such Collateral for Abbott's account subject to Abbott's instructions and NaPro shall obtain such documents relating thereto as Abbott shall request; provided, however, that if the action of NaPro requested under this sentence is not required to perfect Abbott's security interest, NaPro shall not be required to take such action unless a Collateral Exercise Notice has been delivered. If at any time any Collateral is located on any operating facility of NaPro which is not owned by NaPro, then NaPro shall use commercially reasonable efforts to obtain within 30 days following (i) the Effective Date for those facilities in effect on the Effective Date and (ii) the leasing of facilities after the date hereof, written waivers of all present and future liens to which the owner or lessor of such premises may be entitled to assert against the Collateral and consents with respect to the liens of Abbott, all in form satisfactory to Abbott.



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                  2.6 Location of Collateral. NaPro represents and warrants to
Abbott that: (a) Schedule 1 is a correct and complete list of NaPro's chief executive office, the location of its books and records, the locations of the Collateral and the locations of all of its other places of business; and (b)
Schedule 1 correctly identifies any of such facilities and locations that are not owned by NaPro and sets forth the names of the owners and lessors or sublessors of and, the holders of any mortgages on, such facilities and locations. NaPro covenants and agrees that it will not: (i) maintain any Collateral at any location other than those locations listed for NaPro on
Schedule 1; (ii) otherwise change or add to any of such locations; or (iii) change the location of its chief executive office from the location identified in Schedule 1, unless it gives Abbott at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that Abbott requests in connection therewith or, if such new location would not require any additional financing statements to be filed to maintain Abbott's perfected security interest in all Collateral, five (5) days' prior written notice thereof. Without limiting the foregoing, NaPro represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located, either: (a) on premises owned by NaPro; (b) on premises leased by NaPro, provided that NaPro has used commercially reasonable efforts to obtain an executed landlord waiver from the landlord of such premises in form and substance satisfactory to Abbott; or (c) with any warehouseman, bailee or any of NaPro's agents or processors, provided that Abbott has received such documents relating thereto in form and substance satisfactory to Abbott as Abbott shall request.



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                  2.7 Title to, Liens on, and Sale and Use of Collateral. NaPro
represents and warrants to and agrees with Abbott that: (a) NaPro owns and will continue to own (or in the case of the Yew Trees in Canada will own or have rights in such Yew Trees) all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens and Specified Liens as set forth on
Schedule 1; (b) Abbott's security interest in the Collateral will not be subject to any prior lien, except for Specified Liens; (c) NaPro will use, store and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) NaPro will not, without Abbott's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business, sales of Equipment as permitted by Section 2.12 and harvesting trees in the ordinary course of business and except that NaPro may use the Faulding Revenue and the Proceeds in the ordinary course of business.
                  2.8 Appraisals. Whenever an Event of Default exists, and at such other times not more frequently than once a year as Abbott requests, NaPro shall, upon Abbott's request, provide Abbott with appraisals or updates thereof of any or all of the Collateral (it being understood that: (a) the Inventory and Equipment may be appraised separately at different times and that any such appraisal of Inventory and Equipment shall together constitute one appraisal for purposes of the limitation described above; and (b) the appraiser and the preparation basis to be mutually satisfactory to Abbott and NaPro), such appraisals and updates to include, without limitation, information required by applicable law and regulation. NaPro and Abbott agree that an appraisal by the same appraiser who prepared the Original Collateral Appraisal prepared in the same manner as the Original Collateral Appraisal would be mutually satisfactory. Abbott shall bear the



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cost of any appraisal before an Event of Default. NaPro shall bear the cost of any appraisal after an Event of Default has occurred and is continuing.
                  2.9 Access and Examination; Confidentiality. Abbott may, at all reasonable times during regular business hours with reasonable notice to NaPro (and at any time when an Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of NaPro's records, files, and books of account and the Collateral, and discuss NaPro's affairs with NaPro's officers and management. Abbott may, at any time when an Event of Default exists, make copies of all of NaPro's books and records related to the Collateral, or require NaPro to deliver such copies to Abbott. Any out-of-pocket expenses of Abbott under this section prior to an Event of Default shall be at Abbott's own expense and after an Event of Default has occurred and is continuing shall be at NaPro's expense.
                  2.10 Accounts. (a) NaPro hereby represents and warrants to Abbott, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by NaPro, or rendition of services by NaPro, in the ordinary course of NaPro's business; and
(ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the account debtor thereon on the terms set forth in the invoice therefor, without any offset, deduction, defense, or counterclaim except those known to NaPro and disclosed to Abbott pursuant to this Agreement.
                  (b) NaPro shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account unless NaPro will deliver such instrument to Abbott, endorsed by NaPro to Abbott in a



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manner satisfactory in form and substance to Abbott (which endorsement may be on an allonge attached to the note) within ten (10) days of the execution and delivery thereof.
                  2.11 Collection of Accounts; Payments. (a) Until Abbott notifies NaPro to the contrary after the occurrence and during the continuance of an Event of Default, NaPro shall make collection of all Accounts and other Collateral. After such notice, NaPro shall receive all payments as Abbott's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into the Lock Box Account subject to documentation acceptable to Abbott. NaPro shall, after such notice, instruct all account debtors to make all payments directly to the address(es) established for such service. All items sent to any such address shall be deposited in the Lock Box Account. If, notwithstanding such instructions, after such notice, NaPro receives any proceeds of Accounts, it shall receive such payment as Abbott's trustee, and shall immediately deliver such payments to Abbott in their original form duly endorsed in blank or deposit them into the Lock Box Account, as Abbott may direct. All collections received in any such lock-box or the Lock Box Account or directly by Abbott and all funds in the Lock Box Account or other account to which such collections are deposited shall, after such notice, be credited to repayment of the Loan. Abbott or Abbott's designee may, at any time after the occurrence of an Event of Default, notify account debtors that the Accounts have been assigned to Abbott and of Abbott's security interest therein, and may collect them directly and charge the reasonable collection costs and expenses to NaPro as a Loan, not subject to the limitations of Section 2.3(b). So long as an Event of Default has occurred and is continuing, NaPro, at Abbot's request, shall execute and deliver to Abbott such



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documents as NaPro shall require to grant Abbott access to any post office box in which collections of Accounts are received.
                  (b) If sales of Inventory are made for cash after the occurrence and during the continuance of an Event of Default, NaPro shall immediately deliver to Abbott or deposit into the Lock Box Account the cash which NaPro receives.
                  (c) All payments, including immediately available funds received by Abbott at a bank designated by it, received by Abbott on account of Accounts or as proceeds of other Collateral will be Abbott's sole property for its benefit and will be credited to the Loans (conditional upon final collection).
                  2.12     Equipment.
                  (a) NaPro represents and warrants to Abbott and agrees with Abbott that all of the Equipment is and will be used or held for use in NaPro's business, and is and will be fit for such purposes. NaPro shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.
                  (b) NaPro shall promptly inform Abbott of any material additions to or deletions from the Equipment exceeding $50,000 with respect to any single transaction. NaPro shall not, without Abbott's prior written consent, permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Abbott does not have a security interest.
                  (c) NaPro shall not, without Abbott's prior written consent, sell, lease as a lessor, or otherwise dispose of any of its Equipment; provided, however, that NaPro is permitted to sell, lease as a lessor, or otherwise dispose of any of its Equipment in the ordinary course of business, provided, however, that if an Event of Default has occurred and is continuing or if at the time of the disposition, the then outstanding principal amount of the Loan exceeds the Borrowing Base, NaPro shall not, without Abbott's prior written consent, sell, lease as a lessor, or otherwise dispose of any of its Equipment, except that NaPro may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $50,000 in the aggregate in any Fiscal Year, without Abbott's consent.
                  2.13 Right to Cure. Abbott may, in its discretion, pay any amount or do any act required of NaPro hereunder in order to preserve or protect the Collateral or Abbott's security interest therein, and which NaPro fails to pay or do, including, without limitation, payment of any judgment against NaPro, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other lien upon or with respect to the Collateral; provided, that, Abbott shall give NaPro reasonable notice prior to any such action or payment under this Agreement or under any agreement between Abbott and an owner or lessor of real property leased by NaPro as lessee. All payments that Abbott makes under this Section 2.13 and all out-of-pocket costs and expenses that Abbott pays or incurs in connection with any action taken by it hereunder, after the occurrence and during the continuation of an Event of Default and at such other times as Abbott is authorized hereunder to pay or incur such costs or expenses, shall be reimbursed by NaPro and such reimbursement shall not be subject to the limitations set forth in Section 2.3(b).

                  2.14 Power of Attorney. NaPro hereby appoints Abbott and Abbott's designee as NaPro's attorney, with power: (a) to endorse NaPro's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Abbott's possession; (b) to sign NaPro's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on financing statements and other public records and file such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedures; and (c) to do all things reasonably necessary to protect its interest in or exercise its rights with respect to the Collateral. NaPro ratifies and approves all acts of such attorney. Abbott shall exercise at least the same standard of care in exercising its rights under this Section as it does in administering its own affairs. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated. Abbott shall not exercise its rights under this Section unless an Event of Default exists and Abbott has given NaPro at least two Business Days' notice of such Event of Default. If NaPro disputes the existence of such Event of Default, it may invoke the procedures under Section 7.2 and Abbott's rights shall be stayed subject to determination under Section 7.2.
                  2.15     Insurance.
                  (a) NaPro shall maintain with financially sound and reputable insurers rated at least A+ by A.M. Best Company, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, and under policies acceptable to Abbott. Without limiting the foregoing, NaPro shall also maintain flood insurance, in the event of a designation of the area in which any of the Equipment or Inventory is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by Abbott, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.
                  (b) NaPro shall cause Abbott to be named in each such policy as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to Abbott. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to Abbott in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of Abbott shall not be impaired or invalidated by any act or neglect of NaPro or the owner of any premises or the occupation of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by NaPro when due, and certificates of insurance and, if requested by Abbott, photocopies of the policies, shall be delivered to Abbott. If NaPro fails to procure such insurance or to pay the premiums therefor when due, Abbott may do so and the obligation to reimburse Abbott for such insurance premiums shall not be subject to the limitations set forth in Section 2.3(b). SECTION 3. CONDITIONS PRECEDENT.
                  3.1 Conditions to Initial Advance. The obligation of Abbott to make the initial Advance under the Loan shall be subject to the fulfillment of the following conditions precedent in a manner reasonably satisfactory to
Abbott:

                  (a) Abbott shall have received: (i) the executed Abbott Note;
(ii) a certified copy of the resolutions of the Board of Directors of NaPro authorizing the execution, delivery and performance of this Agreement, the Abbott Note and any other documents required hereunder, and the borrowing under this Agreement; (iii) an incumbency certificate evidencing the signatures of officers of NaPro executing this Agreement and any related documents; (iv) opinions of counsel to NaPro in form satisfactory to Abbott; (v) such financing statements and other instruments reasonably satisfactory in form and substance to Abbott evidencing its first priority security interest in the Collateral and due perfection thereof; (vi) a certificate of an officer of NaPro, dated as of the date of the Advance, confirming the matters set forth in Section 3.1(b); and
(vii) lien searches confirming that no prior lien exists with respect to the Collateral except as set forth in Schedule 1.
                  (b) The representations and warranties of NaPro contained in this Agreement shall be true and correct; NaPro shall have complied with all of the terms and conditions of this Agreement to be performed or observed by it; no Event of Default shall be in existence or shall exist after giving effect to the execution of this Agreement or the extension of the Loan.
                  (c) All corporate proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by, this Agreement shall be reasonably satisfactory in form and substance to Abbott.
                  3.2 Conditions to Each Advance . In addition to the conditions set forth in Section 3.1, the obligation of Abbott to make any Advance shall be subject to:

(i) the representations and warranties of NaPro contained in this Agreement being true and correct; (ii) no Event of Default has occurred and is continuing after giving effect to such Advance; and (iii) Abbott's receipt of a completed Borrowing Request in the form of Exhibit B. The delivery of a Borrowing Request by NaPro shall be deemed a representation as of the date of such delivery as to the matters set forth in clauses (i) and (ii).

SECTION 4.        REPRESENTATIONS AND WARRANTIES.
                  4.1 Representations and Warranties of NaPro. In order to induce Abbott to enter into this Agreement and to make the Advance, NaPro represents and warrants that:
                  (a) Authority of NaPro. NaPro is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. NaPro has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary or advisable, except where the failure to be so licensed or qualified would not have a material adverse effect on NaPro and its subsidiaries taken as a whole. NaPro has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement. All corporate action required to be taken by NaPro to authorize the execution, delivery and performance of this Agreement has been duly taken.

                  (b) Authorization; Enforceable Obligations This Agreement and the Abbott Note have been duly authorized, executed and delivered by NaPro and constitute the legal, valid and binding obligations of NaPro, enforceable against NaPro in accordance with their respective terms (except to the extent that enforcement may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws then in effect which may affect the enforceability of creditors' rights generally, or by general equitable principles).
                  (c) No Legal Bar. The execution, delivery and performance of this Agreement and the Abbott Note by NaPro: (i) are not and will not be in violation of the charter or bylaws of NaPro; (ii) are not and will not be in violation of or conflict with any law or governmental rule or regulation, judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority applicable to NaPro; (iii) are not and will not conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of or constitute a Event of Default under any indenture, mortgage, material contract, deed of trust, debenture, material agreement or other material undertaking or material instrument to which NaPro is a party or by which any of the Collateral may be bound or affected; and (iv) do not and will not result in the creation or imposition of any lien on any of the Collateral pursuant to the provisions of any such indenture, mortgage, contract, deed of trust, debenture, agreement or other undertaking or instrument.
                  (d) No Debt Restrictions. No note, bond, debenture, indenture, mortgage, material contract, deed of trust, material agreement or other material undertaking or material instrument to which NaPro is subject contains any restriction on

NaPro's incurring of indebtedness under this Agreement or the Abbott Note, except such restrictions as have been waived in writing (copies of which shall be furnished to Abbott).
                  (e) No Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the Abbott Note by NaPro or in connection with any transaction contemplated by this Agreement, which would materially interfere with performance hereunder if not obtained.
                  (f) Regarding the Collateral. Except as set forth in Schedule 1, NaPro has good, free and clear title to the Collateral and has not previously assigned or transferred the Collateral or any interest therein. The Collateral is not subject to any security interest whatsoever, nor is it subject to the lien of any other Person except as set forth in Schedule 1.
                  (g) Appraisal. All written information provided to Abbott by NaPro in connection with the preparation of the Original Collateral Appraisal is true and correct in all material respects. All oral responses by NaPro to questions in the preparation of the Original Collateral Appraisal were true and correct in all material respects, to the extent that such responses were made by employees having responsibility with respect to the subject matter of the questions. The Original Collateral Appraisal represents a true and accurate description in all material respects of the assets of NaPro listed therein as of the date of the Original Collateral Appraisal. NaPro has reviewed the Original Collateral Appraisal and represents that it does not include any manifest error. NaPro represents and warrants there has been no material adverse change in the condition, existence or ownership of the Collateral from the date of the Original Collateral Appraisal.

                  (h) The Faulding Agreement. The Faulding Agreement is in full force and effect and neither Faulding nor NaPro is in default thereunder. A true, accurate and complete copy of the Faulding Agreement, as of the date of this Agreement, is attached hereto as Exhibit D. All indebtedness of NaPro to Faulding has been paid in full.
                  (i)      SEC Filings.
                            (i) NaPro has timely filed all forms, reports and
documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1995, and NaPro has heretofore made available to the Abbott, in the form filed with the SEC (including any exhibits thereto): (A) the Annual Reports on Form 10-K of NaPro for the fiscal years ended December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 (the "1998 Annual
Report"); (B) all proxy and information statements relating to meetings to stockholders of NaPro (whether annual or special) held since January 1, 1995; and (C) all other reports and registration statements (including all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by NaPro with the SEC since January 1, 1995 (including all amendments to each of the foregoing, the forms, reports and other documents referred to in clauses (A) through (C) being referred to in this Agreement, collectively, as the "NaPro Disclosure Documents"). The NaPro Disclosure Documents (x) were prepared in accordance with the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations thereunder, and (y) did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                            (ii) Each of the consolidated financial statements
(including any notes thereto) contained in the Annual Reports on Form 10-K of NaPro for the fiscal years ended December 31, 1995, December 31, 1996, December 31, 1997, and December 31, 1998, was prepared in accordance with U.S. generally accepted accounting principles and all applicable rules of the SEC and fairly presents in all material respects the consolidated financial position, results of operations and cash flows of each of NaPro and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of unaudited statements, to normal year-end adjustments. As of December 31, 1998, except as set forth in the 1998 Annual Report, neither NaPro nor any of its consolidated subsidiaries had any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise). For purposes of the preceding sentence, a "material liability or obligation" is one that exceeds $1,150,000.

                            (iii) Absence of Certain Changes. Since March 31,
1999, and except as (A) set forth in the 1998 Annual Report or the March, 1999 Quarterly Report, (B) disclosed in Schedule 3(e) of the Stock Power Purchase Agreement, or (C) as otherwise contemplated by this Agreement, there has not been to NaPro's knowledge, any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of NaPro and its subsidiaries, taken as a whole.

                  (j) Validity and Priority of Security Interest. The provisions of this Agreement create legal and valid security interests on all the Collateral in favor of

Abbott, and assuming such steps have been taken as are necessary to perfect such security interests, such security interests constitute perfected and continuing security interests on all the Collateral, having priority over all other liens on the Collateral and enforceable against NaPro and all third parties, subject to the liens and security interests set forth on Schedule 1.
                  (k) Corporate Name; Prior Transactions. NaPro has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.
                  4.2 Representations and Warranties of Abbott. Abbott hereby represents and warrants that:
                  (a) Existence. Power and Authority. Abbott is a corporation duly incorporated and validly existing, in good standing, under the laws of Illinois with the power, authority and legal right to make this Agreement and perform its obligations hereunder.
                  (b) Authorization: Enforceable Obligations. This Agreement has been duly authorized, executed and delivered by Abbott.
                  (c) No Legal Bar. The execution, delivery and performance of this Agreement by Abbott: (i) are not and will not be in violation of the charter or bylaws of Abbott; (ii) are not and will not be in violation of or conflict with any law or governmental rule or regulation, judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority applicable to Abbott; and (iii) are not and will not conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of or constitute a Event of Default under any indenture, mortgage, material contract, deed of trust, debenture, material agreement or other material undertaking or material instrument to which Abbott is a party or by which any of its assets may be bound or affected.
                  (d) No Consents. No permit, current authorization or approval of, or declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance by Abbott of this Agreement or in connection with any transaction contemplated by this Agreement.
                  (e) Enforceable Obligations. This Agreement constitutes the legal, valid and binding obligation of Abbott, enforceable against Abbott in accordance with its terms (except to the extent that enforcement may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or subsequently in effect, which may affect the enforceability of creditors' rights generally, or by general equitable principles).
                  (f) Government Funds. No payment to NaPro hereunder will be made with government funds.

SECTION 5.        COVENANTS.
                  5.1 Preservation of Corporate Existence, Etc. NaPro shall:
                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;
                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and
                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the nonpreservation of which could reasonably be expected to have a material adverse effect on the business, operations or properties of NaPro.
                  5.2 Maintenance of Property. NaPro shall maintain and preserve all its property which is material to its business in good working order and condition, ordinary wear and tear excepted.
                  5.3 Payment of Obligations. NaPro shall pay and discharge as the same shall become due and payable all its obligations and liabilities, including:
                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with generally accepted accounting principles are being maintained by NaPro;
                  (b) all lawful claims which, if unpaid, would by law become a lien upon the Collateral; and
                  (c) all material indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.
                  5.4 Compliance with Laws. NaPro shall comply in all material respects with all requirements of law of any governmental authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

SECTION 6.        EVENTS OF DEFAULT.
                  6.1 Events of Default. For the purposes of this Agreement, an "Event of Default" will be deemed to have occurred if:
                  (a) NaPro fails to pay any amount due on the Abbott Note after Abbott makes demand (and the expiration of five (5) Business Days) or after any such payment otherwise becomes due and payable;
                  (b) NaPro breaches or otherwise fails to perform or observe any other provision contained in this Agreement, the Abbott Note or any other document delivered or executed pursuant to this Agreement, and such breach or failure to perform shall continue for a period of twelve (12) Business Days after notice thereof shall have been given to NaPro by Abbott;
                  (c) any representation, warranty or information contained in this Agreement, or required to be furnished to Abbott pursuant to this Agreement, or in any writing furnished by NaPro to Abbott pursuant to this Agreement, is false or misleading on the date made or furnished;
                  (d) NaPro makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating NaPro bankrupt or insolvent; or an order for relief with respect to NaPro is entered under the United State Bankruptcy Code, or NaPro petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of NaPro or of any substantial part of the assets of NaPro, or commences any proceedings relating to NaPro under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against NaPro and either: (i) NaPro by any act indicates its approval thereof, consent thereto or acquiescence therein; or (ii) such petition, application or proceeding is not dismissed within 75 days;
                  (e) NaPro: (A) fails to make any payment in respect of any indebtedness or contingent obligation in an amount in excess of $1,150,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or contingent obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such contingent obligation to become payable or cash collateral in respect thereof to be demanded; or
                  (f) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against NaPro involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,150,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof.

                  6.2 Consequences of Demand and Events of Default. Notwithstanding any other provision in this Agreement, the Abbott Note or any other document executed in connection with this Agreement, upon the occurrence and continuation of an Event of Default, Abbott has the right at any time to demand payment (which payment shall be due five (5) Business Days after such demand) by NaPro of all principal, interest and other amounts due under the Abbott Note or this Agreement and, if NaPro shall fail to pay such amount, Abbott shall have the right to enforce payment of the Abbott Note or any part thereof and to exercise any and all rights and remedies in connection with the Collateral provided by the U.C.C., as well as other rights and remedies in connection with the Collateral possessed by Abbott under this Agreement or otherwise at law or equity. Upon the occurrence of any one or more of the Events of Default and at any time thereafter that such Event of Default shall be continuing, Abbott may, by notice to NaPro, declare any amounts payable on account of and the entire unpaid principal amount of the Abbott Note and all interest accrued and unpaid thereon to be immediately due and payable, whereupon the Abbott Note and all such accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, or protest or further notice of any kind, all of which are hereby waived by NaPro. Upon the occurrence and the continuation of any one or more Events of Default and the expiration of five (5) Business Days after demand by Abbott for payment of the Abbott Note and amounts owed under this Agreement, interest shall accrue at the applicable Event of Default rate as provided in Section 1.4. Upon the occurrence of an Event of Default on any payments due to Abbott pursuant to the terms of this Agreement by a period of time in excess of thirty (30) days, in addition to any and all rights Abbott may have under this Agreement

Abbott may, at Abbott's option, offset any payment due NaPro for Milestone Payments or Additional Consideration under the Development Agreement against payments due by NaPro to Abbott pursuant to this Agreement (including principal, interests and any applicable penalties). Any withholding or offset of payments for Milestone Payments or Additional Consideration by Abbott pursuant to this
Section 6.2 shall not constitute a breach or any other default by Abbott under this Agreement, the Stock Purchase Agreement or the Development Agreement or waiver of NaPro's obligations under those agreements. Notwithholding the foregoing, if NaPro disputes the existence of such Event of Default and invokes the procedures set forth in Section 7.2, Abbott's rights shall be stayed subject to determination under Section 7.2.

SECTION 7.        GENERAL PROVISIONS.
                  7.1 Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:
                  "Abbott Note" shall have the meaning set forth in Section 1.3. "Accounts" shall mean all "accounts" (as defined in the
U.C.C.) which constitute Proceeds of Collateral.
                  "Additional Consideration" shall have the meaning given to it in the Development Agreement.
                  "Adjusted Collateral Value" shall mean the sum of:
                  (w) the difference of (i) the value (based on actual cost) of any additional Equipment acquired by NaPro after the date of the Original Collateral Appraisal designated in writing by NaPro to Abbott to be included as part of the

         Collateral or any Equipment on which a lien existing on the Effective Date has been released and evidence thereof by written record has been provided to Abbott, less (ii) the value (based on the same principles of valuation used in the Original Collateral Appraisal) of any Equipment sold by NaPro, together with any Equipment written-off by NaPro as damaged, defective or obsolete, after the date of the Original Collateral Appraisal; plus
                  (x) the difference of (i) the value (based on the same principles of valuation used in the Original Collateral Appraisal) of any Inventory acquired by NaPro, together with any increases in the value of existing Inventory (as a result of further processing from raw materials to work-in-progress, or work-in-progress to finished goods, or otherwise) carried by NaPro, after the date of the Original Collateral Appraisal, less (ii) the value (based on the same principles of valuation used in the Original Collateral Appraisal) of any Inventory sold by NaPro (determined in accordance with the first-in first-out (i.e., "FIFO") method of inventory accounting), together with any Inventory written-off by NaPro as damaged, defective or obsolete, after the date of the Original Collateral Appraisal; plus
                  (y) the difference of (i) the value (based on the same principles of valuation used in the Original Collateral Appraisal) of any additional Yew Trees planted or acquired by NaPro, together with any increase in the value of existing Yew Trees, after the date of the Original Collateral Appraisal, less (ii) the value (based on the same principles of valuation used in the Original Collateral

         Appraisal) of any Yew Trees harvested or sold by NaPro or destroyed or damaged after the date of the Original Collateral Appraisal; plus
                  (z) the difference of (i) any increase in the projected revenue under the Faulding Agreement, due to a sustainable increase in average selling price or a sustainable substantially better than anticipated market conditions for the sale of the product by Faulding, less (ii) any decrease in the projected revenue under the Faulding Agreement, due to a decrease in average selling price or negative change in general market conditions, product recall or adverse event report or other similar regulatory concerns such as safety or efficacy concerns, or default of the Faulding Agreement, or any other change to the terms of the Faulding Agreement or general market conditions for the product under that agreement which could negatively impact the projected revenues under the Faulding Agreement; provided, that any determination under this clause (z) shall be determined annually based upon forecasts or, if mutually agreed upon, quarterly and provided further that no Faulding Revenue shall be included in the Adjusted Collateral Value if the Faulding Agreement has been terminated or has expired.
If any Collateral is subject to any lien, other than the lien hereunder to Abbott, the amount of the obligation secured by such lien shall be deducted in the calculation of Adjusted Collateral Value. If any Equipment shall be subject to any lien to secure borrowed money, such equipment shall not be included in the calculation of Adjusted Collateral Value. The Adjusted Collateral Value may be increased or decreased from time to time based upon any appraisal after the Original Collateral Appraisal pursuant to Section 2.8.

No collateral located in Canada shall be included in the Adjusted Collateral Value until steps satisfactory to Abbott have been taken to perfect Abbott's security interest therein.
                  "Advance" shall have the meaning set forth in Section 1.1. "Affiliate" shall have the meaning given it in the Development
Agreement.

                  "Available Borrowing Base" shall mean an amount equal to (x) the Borrowing Base less (y) the amount of any Advances drawn under the Loan then outstanding.
                  "Borrowing Base" shall mean an amount equal to (a) the Original Collateral Value, plus (or minus) (b) the Adjusted Collateral Value, if any, plus (c) Accounts plus (d) identifiable Proceeds.
                  "Borrowing Base Certificate" shall mean a certificate, substantially in the form of Exhibit C, duly completed and executed by the chief financial officer or chief accounting officer of NaPro.
                  "Borrowing Request" shall mean a request by NaPro for an Advance in the form of Exhibit B.
                  "Business Day" shall have the meaning given it in the Development Agreement.
                  "Collateral" shall have the meaning set forth in Section 2.1. "Collateral Exercise Notice" shall have the meaning set forth in Section 2.2.

                  "Commitment Amount" shall mean:  [THIS PORTION HAS BEEN
REDACTED]                  "Development Agreement" shall have the meaning set
forth in the Recitals to this Agreement.
                  "Development Committee" shall have the meaning given it in the Development Agreement."
                  "Development Costs" shall have the meaning given it in the Development Agreement.
                  "Development Plan" shall have the meaning given it in the Development Agreement.
                  "Drawdown Date" shall have the meaning set forth in Section 1.2(a).
                  "Effective Date" shall have the meaning set forth in the preamble to this Agreement.
                  "Equipment" shall mean all "equipment" (as defined in the U.C.C.) included as Exhibit A on the Original Collateral Appraisal and owned by NaPro on the Effective Date, including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof (but excluding the Ford Escort Wagon and the Ford Ranger XLT pickup listed on such Exhibit A), together with all equipment acquired by NaPro after the Original Collateral Appraisal (whether before or after the Effective Date) that NaPro designates in writing to Abbott shall be included as Equipment for purposes of this Loan Agreement.
                  "Event of Default" shall have the meaning set forth in Section 6.1.
                  "Faulding" shall mean F.H. Faulding & Co., Ltd.

                  "Faulding Agreement" shall mean that certain Amended and Restated Master Agreement dated as of January 19, 1994 (a copy of which is attached as Exhibit D), as amended (but only as permitted pursuant to Section
2.3 hereof), by and between NaPro and Faulding.
                  "Faulding Revenue" shall mean NaPro's right from time to time to receive amounts under paragraph 5.6.2 of the Faulding Agreement in an amount equal to 50% of such amounts when, as and if owing and paid by Faulding to NaPro.
                  "FDA" shall have the meaning given it in the Development Agreement.
                  "Finished Product" shall have the meaning given it in the Development Agreement.
                  "First Commercial Sale" shall have the meaning given it in the Development Agreement.
                  "Initial Advance" shall have the meaning set forth in Section 1.1.
                  "Inventory" shall mean all "inventory" (as defined in the U.C.C.) now owned or hereafter acquired by NaPro, wherever located, including finished goods, raw materials, work-in-progress and other materials and supplies used or consumed in NaPro's business, including goods that are returned or repossessed, but excluding inventory held for Faulding in locations outside the United States.
                  "Lien" shall mean, with respect to any real or personal property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property other than Permitted Liens. For purposes of this Agreement, NaPro shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
                  "Loan" shall have the meaning set forth in Section 1.1.
                  "Lock Box Account" shall have the meaning set forth in Section 2.3.
                  "Lock Box Bank" shall have the meaning set forth in Section
2.3.
                  "Milestone Payment" shall mean "milestone" as such term is used in Article III of the Development Agreement.
                  "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of NaPro from time to time owed to Abbott under this Agreement, the Abbott Note and all other instruments, documents, financing statements and agreements executed by or on behalf of NaPro in connection with the Loan, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.
                  "Original Collateral Appraisal" shall mean that certain appraisal of the Collateral dated April 14, 1999, prepared by American Appraisal Associates, attached hereto as Exhibit E.
         "Original Collateral Value" shall mean the liquidation value (less the amount of any obligation secured by any lien on the Collateral (other than a lien for the benefit of Abbott)) of the Collateral as set forth in the Original Collateral Appraisal, except for the Faulding Revenue which appraised value is set forth on Exhibit F to the Original Collateral Appraisal.

 .                 "Paclitaxel" shall have the meaning given it in the
Development Agreement.
                  "Permitted Liens" shall have the meaning set forth in Schedule 6.1.
                  "Planned Indication" shall have the meaning given it in the Development Agreement.
                   "Person" shall have the meaning given it in the Development
Agreement.
                   "Proceeds" shall include whatever is received upon the sale, exchange, collection or other disposition of Collateral or Proceeds. Insurance payable by reason of loss or damage to the Collateral is Proceeds, except to the extent that it is payable to a person other than a party to the security agreement.
                  "Regulatory Approval" shall have the meaning given it in the Development Agreement.
                  "Specified Liens" means the liens and security interests described in Schedule 1.
                  "Termination Date" shall have the meaning set forth in Section 1.5.
                  "U.C.C." shall have the meaning set forth in Section 2.1.

                   "Yew Trees" shall mean: (a) all Taxus trees NaPro now owns, has the right to harvest or hereafter acquires, including without limitation all Taxus Media Hicksii owned by NaPro as of the Effective Date and growing on the parcels of land specified on Schedule 1; (b) all of the products and cuttings from such Taxus trees, including without limitation those which are located as of the Effective Date in or about the parcels of land specified on Schedule 1; and (c) all substitutions, replacements and proceeds of the assets specified in clauses (a) and (b) above, and all additions and accessions thereto, wherever located.
                  7.2 Dispute Resolution. All disputes solely arising out of, relating to, or connected with this Agreement (including, but not limited to, any breach, alleged breach, asserted Event of Default, or any Claim as defined in Section 7.4) shall forthwith be referred to alternative dispute resolutions ("ADR") to be conducted in accordance with the provisions of Section 7.2(a) hereof. All disputes arising out of, relating to, or connected with this Agreement and with the Development Agreement shall forthwith be referred to ADR to be conducted in accordance with Article 16 and Exhibit G of the Development Agreement. Either of these ADR procedures shall be the exclusive means for either Party to this Agreement to seek resolution of any dispute arising out of, relating to, or connected with this Agreement. The pendency of any matter referred to ADR to be conducted in accordance with Section 7.2(a) hereof or in accordance with Article 16 and Exhibit G of the Development Agreement, as the case may be, shall not excuse any Party from performance under this Agreement, it being understood that such performance is without prejudice to the dispute resolution process.
                  (a) The Parties agree that within thirty days following the first Advance, they will agree upon a mutually acceptable list of five neutrals to preside in the resolutions of any disputes under this Section 7.2(a) (each, a "Neutral"). (All references to days in this Section 7.2(a) are to calendar days.) In the event of a dispute to which this Section 7.2(a) applies, either Party may send prior written notice to the other Party of such dispute, specifying the nature of the dispute. The Parties shall use reasonable efforts to resolve the dispute. If the Parties have not resolved the dispute within three days, a

Party seeking resolution under this Section 7.2(a) may send written notice (an "ADR Notice") to the other Party of the issues to be resolved by ADR and of a date for an ADR hearing, which date shall be no earlier than ten (10) days following the receipt of such notice by the other Party. The Party who sends an ADR Notice shall contact the Neutrals to schedule one of them, whomever may be available, to preside at the scheduled ADR hearing. From the date that NaPro receives such an ADR Notice from Abbott until the ruling following the ADR hearing is rendered, NaPro shall not sell or otherwise dispose of any Collateral, other than sales of Inventory in the ordinary course of business. Within three (3) days following receipt of an ADR Notice, the receiving Party may send written notice to the sending Party of additional issues to be resolved within the ADR resolution process. No later than three (3) days prior to the hearing date, the Parties shall exchange and submit to the Neutral: (i) a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutral; (ii) a list of any witnesses such Party intends to call at the ADR hearing, and a short summary of the anticipated testimony of each witness; (iii) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue (which proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue); (iv) a brief in support of such Party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages (which page limit shall apply regardless of the number of issues raised in the ADR proceedings). Except as expressly set forth in the prior sentence, no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents. The ADR hearing shall be conducted on one (1) day. Each Party shall have three (3) hours of hearing time to present its case. Otherwise, the hearing shall be governed by the rules set forth in paragraph 5(b) through 5(e) of Exhibit H to the Development Agreement. Within three (3) days following completion of the hearing, each Party may submit to the other Party and the Neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages, regardless of the number of issues raised in the ADR proceeding. The Neutral shall rule on each disputed issue within six (6) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue, but may adopt one Party's proposed rulings and remedies on some issues and the other Party's proposed rulings and remedies on other issues. The Neutral shall not issue any written opinion or otherwise explain the basis of the ruling. The provisions of paragraphs 8, 9 and 10 of Exhibit G to the Development Agreement shall apply to resolution under this Section 7.2(a).
                  7.3 Costs and Expenses. NaPro shall pay or reimburse Abbott within five Business Days after demand for all costs and expenses incurred by Abbott (including any attorneys' cost or expenses, which attorneys may be employees of Abbott) in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding).
                  7.4 Indemnification. To the extent not prohibited by applicable law, NaPro shall indemnify, defend and hold Abbott and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including any attorneys' costs or expenses, which attorneys may be employees of Abbott) (a "Claim") of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Indemnified Person arising by: (i) the breach by NaPro of any of its covenants or agreements under this Agreement (other than the agreement to pay principal and interest on the Loans; or (ii) arising from any representation made by NaPro hereunder or in any statement or document delivered or connection herewith being untrue or incorrect in any material respect, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) (any of the foregoing being a "Breach") related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7.3 shall not apply to: (i) any Claim to the extent that the relief sought with respect to such Claim is for payment by NaPro of amounts due under the Loan; (ii) a Claim arising out of or based upon a Breach which occurs in reliance upon and in conformity with information furnished in writing to NaPro by such Indemnified Person; (iii) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of NaPro, which consent however, shall not be unreasonably withheld; or
(iv) claims aggregating after the date hereof an amount not exceeding $1,500. The agreements in this Section shall survive payment of the Loans and shall not be limited pursuant to Section 2.3(b) or any other "nonrecourse" provision of this Agreement or the Abbott Note.
                  7.5 Amendment and Waiver. This Agreement may not be amended or modified except by written agreement of NaPro and Abbott and no consent or waiver hereunder shall be valid unless in a writing that refers to this Agreement, signed by NaPro and Abbott.
                  7.6 Delay not a Waiver; Cumulative Remedies. No failure or delay on the part of either Abbott or NaPro in exercising any right, power or privilege under this Agreement or the Abbott Note shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the Abbott Note are cumulative and not exclusive of any rights or remedies provided by law.
                  7.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of this Agreement shall be in writing (including telecopy, telegraphic, telex or cable communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered:
                  If to NaPro, at:

                                    NaPro BioTherapeutics, Inc.
                                    6304 Spine Road, Unit A
                                    Boulder, CO  80301
                                    Attn:  General Counsel
                                    Fax:  (303) 530-1296

                  With a copy to:

                                   Bartlit Beck Herman Palenchar & Scott
                                   511 Sixteenth Street, Suite 700
                                   Denver, CO 80202
                                   Attn: James L. Palenchar
                                   Fax: (303) 592-3140

                  If to Abbott at:

                                    Abbott Laboratories
                                    Hospital Products Division
                                    200 Abbott Park Road, Bldg. AP-30
                                    Abbott Park, IL  60064
                                    Attn:  President, Hospital Products Division
                                    Fax: (847) 937-2927

                  with a copy to:

                                    Abbott Laboratories
                                    Domestic Legal Operations
                                    100 Abbott Park Road
                                    D-322, Bldg. AP6D
                                    Abbott Park, IL 60064
                                    Attn:  Divisional Vice President
                                    Fax:  (847) 938-1206

or such other address or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopy transmission is completed, delivered to the telegraph company, confirmed by telex answer-back or delivered to the cable company.
                  7.8 Survival of Representations and Warranties. All representations and warranties made in this Agreement and the Abbott Note shall survive the execution and delivery of this Agreement and the Abbott Note and the making of the Loan.

                  7.9 Descriptive Headings The captions of this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.
                  7.10 Term of Agreement. This Agreement shall continue until the Abbott Note have been paid in full or discharged in accordance with the terms of this Agreement and until all other liabilities and obligations of NaPro under this Agreement shall have been fully satisfied.
                  7.11 Successors and Assigns. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns; provided, however, that NaPro may not assign its rights or obligations under this Agreement without the written consent of Abbott.
                  7.12     Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED
IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF ILLINOIS, EXCLUDING SUCH STATE'S RULES RELATING TO
CONFLICTS OF LAWS, AND ITS FORM, EXECUTION, VALIDITY,
CONSTRUCTION AND EFFECT SHALL BE DETERMINED IN ACCORDANCE
WITH SUCH INTERNAL LAW.
                  7.13 No Third Party Rights. This Agreement is not intended to and shall not be construed to create any rights in or confer any benefits on any persons other than the Parties and their respective successors and assigns.
                  7.14 Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, the Development

Agreement and the Stock Purchase Agreement constitute the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter of this Agreement.
                  7.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (signature page to follow)

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

ABBOTT LABORATORIES                          NAPRO BIOTHERAPEUTICS, INC.

By:  /s/ Richard A. Gonzalez                 By: /s/ Sterling K. Ainsworth
Print Name: Richard A. Gonzalez              Print Name: Sterling K. Ainsworth
Title: President                             Title: President/CEO